As filed with the Securities and Exchange Commission on March 16, 2006

Registration No. 333-126007

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 9 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

E-FUTURE INFORMATION TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	7371	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
or

e-Future Information Technology Inc. No. 10 Building BUT Software Park No. 1 Disheng North Street BDA, Yizhuang District Beijing 100176, People’s Republic of China 86-10-51650988	Offshore Incorporations (Cayman) Limited Group Scotia Centre P.O. Box 2804 GT Grand Cayman, Cayman Islands 345-945-7388	Mr. Ming Zhu c/o RMCC International, Inc. 6724 Patterson Avenue Richmond, Virginia 23226 804-288-3720
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley A. Haneberg, Esq.

Kaufman & Canoles

III James Center, 1051 East Cary Street, 12th Floor

Richmond, Virginia 23219

(804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

* Explanatory Note: This Amendment No. 9 to the Registration Statement is being filed for the sole purpose of filing an executed copy of an escrow agreement as an exhibit hereto.

Item 8.	Exhibits and Financial Statement Schedules

(a)	Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit Number	Document

1.1	Amended Form of Underwriting Agreement (1)

1.2	Escrow Agreement (2)

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (1)

3.2	Amended and Restated Memorandum of Association of the Registrant (1)

3.3	Written resolutions of the Registrant amending the terms of its Memorandum of Association dated June 16, 2005 (1)

4.1	Specimen Certificate for Ordinary Shares (1)

4.2	Amended Form of Underwriter’s Warrant (1)

5.1	Amended Opinion of Campbells, Cayman counsel (1)

10.1	Loan Agreement by and between the Registrant and Beijing Haidan District Yuyuantan Rural Credit Cooperative (1)

10.2	Labor Contract by and between e-Future Beijing and Adam Yan (1)

10.3	Labor Contract by and between e-Future Beijing and Qicheng Yang (1)

10.4	Labor Contract by and between e-Future Beijing and Hongjun Zou (1)

10.5	Labor Contract by and between e-Future Beijing and Johnson Li (1)

10.6	Labor Contract by and between the e-Future Beijing and Zhou Kefu (1)

10.7	Registration Rights Agreement by and among the Registrant, C Tech Fund and e-Millennium Limited (1)

10.8	Summary of translation of Share Transfer Agreement of Hainan Future Computer Co., Ltd. by and between Qicheng Yang and Ling Zhang (1)

10.9	Summary of translation of Share Transfer Agreement of Hainan Future Computer Co., Ltd. by and between Adam Yan and Xuejun Zhang (1)

10.10	Summary of translation of Share Transfer Agreement of e-Future (Beijing) Tornado Information Technology, Inc. by and between Dafu Zou and Johnson Li (1)

10.11	New Agreement to terminate Agreement and forgive debt (1)

10.12	Memorandum of Understanding by and between IBM China Company Limited and the Registrant (1)

10.13	ISV Advantage Agreement by and between IBM Engineering Technology (Shanghai) Co., Ltd. and the Registrant (1)

10.15	Termination and Debt Forgiveness Agreement by and among e-Future (Beijing) Tornado Information Technology Inc., e-Future Information Technology Inc. and Hainan Future Computer Co., Ltd. (1)

10.16	Summary of translation of Guarantee Agreement numbered 2005 Wangbaozhi No. 002 (1)

10.17	Summary of translation of agreement, dated February 20, 2000, by and between e-Future Beijing and Hainan Future Computer Co., Ltd. transferring ONE POS-ERP (1)

21.1	Subsidiaries of the Registrant (1)

23.1	Consent of Hansen, Barnett & Maxwell (1)

24.1	Power of Attorney (included on page II-4 of the Registration Statement (1)

99.1	Stock Option Plan (1)

99.2	Undertaking of the Cayman Islands Governor in Council regarding taxation issues (1)

(1)	Previously filed.

(2)	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 9 to a Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on the 16th day of March, 2006.

E-FUTURE INFORMATION TECHNOLOGY INC.

By:	/s/ Adam Yan
Name:	Adam Yan
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer and
Principal Accounting Officer)
Date:	March 16, 2006

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Adam Yan	Chairman, Chief Executive Officer and Director (Principal Executive Officer and Principal Accounting Officer)	March 16, 2006

*	Director	March 16, 2006
Xin Wu

*	Director	March 16, 2006

L. McCarthy Downs, III

*	Director	March 16, 2006

Wenhua Tong

*	Director	March 16, 2006

Dong Cheng

*	Director	March 16, 2006

Chaoyong Wang

*	Director	March 16, 2006

Ming Zhu

/s/ Ming Zhu	Authorized U.S. Representative	March 16, 2006

Ming Zhu

* By:	/s/ Adam Yan
Adam Yan Attorney-in-Fact March 16, 2006

Exhibit Number	Document

1.1	Amended Form of Underwriting Agreement (1)

1.2	Escrow Agreement (2)

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (1)

3.2	Amended and Restated Memorandum of Association of the Registrant (1)

3.3	Written resolutions of the Registrant amending the terms of its Memorandum of Association dated June 16, 2005 (1)

4.1	Specimen Certificate for Ordinary Shares (1)

4.2	Amended Form of Underwriter’s Warrant (1)

5.1	Amended Opinion of Campbells, Cayman counsel (1)

10.1	Loan Agreement by and between the Registrant and Beijing Haidan District Yuyuantan Rural Credit Cooperative (1)

10.2	Labor Contract by and between e-Future Beijing and Adam Yan (1)

10.3	Labor Contract by and between e-Future Beijing and Qicheng Yang (1)

10.4	Labor Contract by and between e-Future Beijing and Hongjun Zou (1)

10.5	Labor Contract by and between e-Future Beijing and Johnson Li (1)

10.6	Labor Contract by and between the e-Future Beijing and Zhou Kefu (1)

10.7	Registration Rights Agreement by and among the Registrant, C Tech Fund and e-Millennium Limited (1)

10.8	Summary of translation of Share Transfer Agreement of Hainan Future Computer Co., Ltd. by and between Qicheng Yang and Ling Zhang (1)

10.9	Summary of translation of Share Transfer Agreement of Hainan Future Computer Co., Ltd. by and between Adam Yan and Xuejun Zhang (1)

10.10	Summary of translation of Share Transfer Agreement of e-Future (Beijing) Tornado Information Technology, Inc. by and between Dafu Zou and Johnson Li (1)

10.11	New Agreement to terminate Agreement and forgive debt (1)

10.12	Memorandum of Understanding by and between IBM China Company Limited and the Registrant (1)

10.13	ISV Advantage Agreement by and between IBM Engineering Technology (Shanghai) Co., Ltd. and the Registrant (1)

10.15	Termination and Debt Forgiveness Agreement by and among e-Future (Beijing) Tornado Information Technology Inc., e-Future Information Technology Inc. and Hainan Future Computer Co., Ltd. (1)

10.16	Summary of translation of Guarantee Agreement numbered 2005 Wangbaozhi No. 002 (1)

10.17	Summary of translation of agreement, dated February 20, 2000, by and between e-Future Beijing and Hainan Future Computer Co., Ltd. transferring ONE POS-ERP (1)

21.1	Subsidiaries of the Registrant (1)

23.1	Consent of Hansen, Barnett & Maxwell (1)

24.1	Power of Attorney (included on page II-4 of the Registration Statement (1)

99.1	Stock Option Plan (1)

99.2	Undertaking of the Cayman Islands Governor in Council regarding taxation issues (1)

(1)	Previously filed.

(2)	Filed herewith.

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